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                                                                      EXHIBIT 21
                                     WEST ONE BANCORP
                                  LIST OF SUBSIDIARIES
                                 AS OF DECEMBER 31, 1994


West One Bancorp, its subsidiaries, and the state of incorporation of each are listed below. The name of each subsidiary is indented under the name of its immediate parent. Each subsidiary does business only under the name shown.

                                                                State
                                                                of
           Name                                                 Incorporation

West One Bancorp                                                Idaho
   West One Bank, Idaho                                         Idaho
      West One Insurance Services, Inc.                         Idaho
   West One Bank, Washington                                    Washington
   West One Bank, Utah                                          Utah
      Tracy Collins Mortgage Company                            Utah
   West One Bank, Oregon                                        Oregon
   West One Bank, Oregon, S.B.                                  Oregon
      Ward Cook, Inc.                                           Oregon
      WF Service Corporation                                    Oregon
   Idaho First Bank                                             Idaho
   West One Financial Services, Inc.                            Idaho
   West One Trust Company                                       Utah
   West One Trust Company, Washington                           Washington
   West One Life Insurance Company                              Arizona